Exhibit 99.1

Station Casinos Announces 2012 Full Year and Fourth Quarter Results

LAS VEGAS--(BUSINESS WIRE)--March 19, 2013--Station Casinos LLC ("Station" or the “Company") today announced the results of its operations for the fourth quarter and fiscal year ended December 31, 2012.

“Station Casinos had a noteworthy 2012,” said Marc Falcone, Executive Vice President, Chief Financial Officer and Treasurer. “We accomplished our stated goals related to our operating performance, balance sheet, Native American managed properties and online gaming. We believe we are well positioned for 2013 to continue to focus on efficiently operating our core business, successfully opening the Graton Resort and Casino in the fourth quarter of 2013, advancing the development of the North Fork Rancheria project and expanding our presence in the interactive gaming market while continuing to delever and strengthen our balance sheet,” said Falcone.

Highlights for the year include:

  Strong year-over-year operating performance with Consolidated Adjusted EBITDAM up approximately 11%
  Increased year-over-year customer visitation and spend per visit
  Reduced long-term debt balance by $216.6 million during the year (excluding LandCo)
  Refinanced debt on behalf of the Gun Lake Tribe, which reduced interest cost and positively impacted Station management fees
  Completed an $850 million new construction financing for the Graton Resort and Casino
  Reached important milestones with the North Fork Rancheria with the execution of a Tribal-State gaming compact and the acceptance of land into trust by the Department of Interior
  Purchased 50.1% of Fertitta Interactive (“FI”), which provides Station with control of one of the few established online poker platforms in the world and the programming expertise to continually adapt and improve the product
  Completed a $2.475 billion refinancing, including a $350 million revolver, in March 2013 of the Company’s outstanding debt other than its land loan

Consolidated Results of Operations

The Company's consolidated net revenues for the fourth quarter ended December 31, 2012 were approximately $303.2 million, relatively flat compared to the prior year. Consolidated Adjusted EBITDAM for the fourth quarter was $85.4 million, an increase of 3.0% compared to the prior year. The Company’s operating performance during the quarter was negatively impacted by low hold in sports books.

The Company’s consolidated net revenues for the fiscal year ended December 31, 2012 were approximately $1.2 billion, an increase of 4.4% compared to the prior year. Consolidated Adjusted EBITDAM for the year was $347.2 million, an increase of 10.9% compared to the prior year. The improved performance is a result of increased volume and spend across all our major operating areas. The Company’s continued focus on achieving operating efficiencies generated strong EBITDAM margins of 28.2% for the year, which is an increase of 170bps from the prior year.

“We are pleased to note that we experienced gains in both revenues and operating income across all of our major departments for the year,” said Falcone.

Adjusted EBITDAM is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for valuation of gaming companies. Adjusted EBITDAM is further defined in footnote 1.

Balance Sheet Items

As of December 31, 2012, the outstanding principal balance of long-term debt was $2.17 billion on a consolidated basis (excluding a nonrecourse land loan of $109.3 million). During 2012, the Company reduced its debt by approximately $216.6 million on a consolidated basis. Since June 17, 2011, the date the Company acquired assets from Station Casinos, Inc., on a consolidated basis, the Company has reduced debt by almost $300 million. As of December 31, 2012, the Company’s consolidated debt to Adjusted EBITDAM ratio was approximately 6.3x, excluding the land loan.

March 2013 Global Refinancing

On March 1, 2013, Station entered into a $1.975 billion Senior Secured Credit Facility and issued $500 million of Senior Notes to refinance a major portion of existing debt and pay transaction fees and expenses. The transaction consolidated all of the Company’s operating properties into a simpler and more efficient organizational structure under one borrower for the first time since 2007 and extended debt maturities to 2020 and 2021. “Station has completed over $4 billion of financings since June 17, 2011 for its owned and managed properties. While we remain primarily focused on further reducing our leverage, our new capital structure should provide the necessary flexibility to take advantage of future strategic initiatives,” Falcone said.

Conference Call Information

The Company will host a conference call on March 19, 2013 at 1:30 p.m. (PDT) to discuss its fourth quarter and full year financial results. The conference call will consist of prepared remarks from the Company and will include a question and answer session. Those interested in participating in the call should dial (877) 331-7677 or (713) 936-6995 for international callers, approximately 15 minutes before the call start time. A replay of the call will be available from 5:00 p.m. (PDT) on March 19, 2013 at https://www.sclv.com/Investor-Relations.aspx. A live audio webcast of the call will also be available at www.sclv.com.

Company Information and Forward Looking Statements

Station Casinos LLC is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station’s properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Casino Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Texas Station Gambling Hall & Hotel, Fiesta Rancho Casino Hotel, Fiesta Henderson Casino Hotel, Wildfire Rancho, Wildfire Boulder, Wild Wild West Gambling Hall & Hotel, and Wildfire Sunset. Station also owns a 50% interest in Barley’s Casino & Brewing Company, Wildfire Lanes and Casino and The Greens. In addition, Station owns a 50% interest in MPM Enterprises, LLC, which is the manager of the Gun Lake Casino in southwestern Michigan, and a 50.1% interest in Fertitta Interactive.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to risks relating to the acquisition of Fertitta Interactive; the economic downturn, and in particular the economic downturn in Nevada, and its effect on consumer spending and our business; the effects of intense competition that exists in the gaming industry; the risk that new gaming licenses or gaming activities, such as internet gaming, are approved and result in additional competition; our substantial outstanding indebtedness and the effect of our significant debt service requirements on our operations and ability to compete; the risk that we will not be able to finance our development and investment projects or refinance our outstanding indebtedness; the impact of extensive regulation from gaming and other government authorities on our ability to operate our business and the risk that regulatory authorities may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines or take other actions that adversely affect us; risks associated with changes to applicable gaming and tax laws that could have a material adverse effect on our financial condition; general business conditions including competitive practices, changes in customer demand and the cyclical nature of the gaming and hospitality business in general, and general economic conditions, including interest rates, on our business and results of operations; adverse outcomes of legal proceedings and the development of, and changes in, claims or litigation reserves; risks, such as cost overruns and construction delays, associated with development, construction and management of new projects or the expansion of existing facilities, including the Graton Resort and Casino; and other risks described in the filings of the Company with the Securities and Exchange Commission.

(1) Adjusted EBITDAM consists of net income plus interest, net, gain or loss on extinguishment of debt, preopening expenses, charges relating to share based compensation, gains on Native American development, certain items attributable to non-controlling affiliates or joint ventures, other non-recurring costs, changes in fair value of derivative instruments, depreciation, amortization, management fee expense and adjusted EBITDAM of Fertitta Interactive. EBITDA and Adjusted EBITDAM are presented solely as supplemental disclosure because the Company believes that they are widely used measures of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDA and adjusted EBITDAM are a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDA and adjusted EBITDAM provide investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and adjusted EBITDAM and the trends they depict, the components should be considered. The impact of interest and other expense, net, gain or loss on extinguishment of debt, loss or gain on asset disposals, net, preopening expenses, charges relating to share based compensation, gains on Native American development, certain items attributable to non-controlling affiliates or joint ventures, other non-recurring costs, changes in fair value of derivative instruments, depreciation, amortization, management fee expense, and adjusted EBITDAM of Fertitta Interactive, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from EBITDA or adjusted EBITDAM. Further, EBITDA and adjusted EBITDAM do not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles (“GAAP”) and do not necessarily indicate cash flows will be sufficient to fund cash needs. Such measures should not be considered as alternatives to net income, as indicators of the Company’s operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA, EBITDAM or adjustments to such measures may calculate EBITDA, EBITDAM or such adjustments in the same manner as the Company, and therefore, the Company’s measure of EBITDA and adjusted EBITDAM may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDA and adjusted EBITDAM to net income is included in the financial schedules accompanying this release.

Station Casinos LLC
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	Actual (a)	Actual	Actual (b)	Pro Forma (c)
Operating revenues:
Casino	$220,773	$220,527	$885,629	$851,754
Food and beverage	57,707	57,173	237,770	224,655
Room	24,451	25,626	106,348	101,003
Other	16,502	17,896	69,878	71,935
Management fees	7,867	6,789	29,874	24,247
Gross revenues	327,300	328,011	1,329,499	1,273,594
Promotional allowances	(24,150)	(24,559)	(100,023)	(95,446)
Net revenues	303,150	303,452	1,229,476	1,178,148

Operating costs and expenses:
Casino	90,145	85,665	355,199	337,874
Food and beverage	40,518	42,956	161,167	162,103
Room	10,514	10,475	43,106	41,004
Other	6,459	7,618	27,141	29,843
Selling, general, administrative and corporate	71,977	71,100	293,056	284,655
Development and preopening	140	234	311	1,930
Depreciation and amortization	35,863	28,504	132,170	118,987
Management fees	10,911	10,721	44,591	41,369
Impairment of intangible assets and other assets	-	2,100	12,973	2,100
Write-downs and other charges, net	2,118	3,144	10,417	8,098
	268,645	262,517	1,080,131	1,027,963

Operating income	34,505	40,935	149,345	150,185
Earnings (losses) from joint ventures	471	(1,865)	1,773	(638)
Gain on dissolution of joint venture	-	-	-	250
Operating income and earnings (losses) from joint ventures	34,976	39,070	151,118	149,797

Other (expense) income:
Interest expense, net	(44,712)	(40,578)	(189,505)	(183,173)
(Loss) gain on debt extinguishment	(2)	1,183	(51,796)	1,183
Gain on Native American development costs	-	-	102,816	-
Change in fair value of derivative instruments	(121)	-	(921)	-
	(44,835)	(39,395)	(139,406)	(181,990)
Net (loss) income	(9,859)	(325)	11,712	(32,193)
Less: Net (loss) income attributable to noncontrolling interests	(1,997)	3,857	(1,606)	8,623
Net (loss) income attributable to Station Casinos LLC members	$(7,862)	$(4,182)	$13,318	$(40,816)

(a)	Includes results of Fertitta Interactive

(b)

Includes results of Fertitta Interactive for the period April 30, 2012 through December 31, 2012. On November 16, 2012, the Company acquired a 50.1% interest in Fertitta Interactive, which was previously controlled by Frank J. Fertitta III and Lorenzo J. Fertitta. Effective April 30, 2012, Frank J. Fertitta III and Lorenzo J. Fertitta became controlling members of the Company. In accordance with the accounting guidance for entities under common control, the historical results of the Company have been retrospectively adjusted to include the results of Fertitta Interactive for periods subsequent to April 30, 2012, the date at which common control commenced.

(c)	Pro forma information is based on the sum of the consolidated results for Station Casinos, Inc. and Green Valley Ranch Gaming, LLC before the Effective Date and the consolidated results of Station Casinos LLC after the Effective Date. Pro forma information is presented solely for purposes of analysis and comparison with current operating results and does not, and is not intended to, comply with the requirements set forth in Regulation S-X. Pro forma adjustments include elimination of intercompany management fee revenue, costs eliminated as a result of the restructuring, elimination of share-based compensation expense, adjustments to depreciation and amortization expense as a result of resetting the carrying values of assets and liabilities to their estimated fair values in fresh-start reporting, adjustments to interest expense as a result of the Restructuring Transactions, the conversion of a portion of the Company’s new debt from a variable rate to a fixed rate and the entry into new floating-to-fixed interest rate swaps, elimination of intercompany interest expense, recognition of management fees payable to subsidiaries of Fertitta Entertainment, elimination of historical gains and losses on derivative instruments, and elimination of income taxes reflecting the status of the Company as a pass-through entity.

Station Casinos LLC
Summary Information and
Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDAM
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	Actual	Actual	Actual	Pro Forma (c)

Net revenues	$303,150	$303,452	$1,229,476	$1,178,148
Net revenues attributable to noncontrolling interests	(3,170)	(3,322)	(14,011)	(11,833)
Net revenues attributable to Station Casinos LLC members	$299,980	$300,130	$1,215,465	$1,166,315

Net (loss) income	$(9,859)	$(325)	$11,712	$(32,193)
Interest expense, net	44,712	40,578	189,505	183,173
Depreciation and amortization	35,863	28,504	132,170	118,987
EBITDA	70,716	68,757	333,387	269,967
EBITDAM attributable to MPM noncontrolling interests	(3,109)	(3,194)	(13,548)	(11,530)
Management fee expense	10,911	10,721	44,591	41,369
Development and preopening	140	234	311	1,930
Share-based compensation	1,285	-	2,665	-
Impairment of other assets	-	2,100	12,973	2,100
Write-downs and other charges, net	2,118	3,144	10,417	8,098
Write-downs and other charges at joint ventures (50%)	3	2,289	48	2,289
Gain on Native American development costs	-	-	(102,816)	-
Loss (gain) on debt extinguishment	2	(1,183)	51,796	(1,183)
Change in fair value of derivative instruments	121	-	921	-
Adjusted EBITDAM of Fertitta Interactive	3,176	-	6,480	-
Adjusted EBITDAM	$85,363	$82,868	$347,225	$313,040

Occupancy percentage	81%	86%	87%	85%
ADR	$70	$69	$72	$71

Principal amount of long-term debt at December 31, 2012:
Guarantor Group	$1,590,351
Opco and Green Valley Ranch	575,998
Land loan	109,283
Total	$2,275,632

CONTACT:
Station Casinos LLC
Marc Falcone, 702-495-3600
Executive Vice President, Chief Financial Officer and Treasurer
or
Joyce Thomas, 702-495-3218
Director of Investor Relations and Treasury
or
Lori Nelson, 702-495-4248
Vice President of Corporate Communications